Exhibit 99.1

For Release: Immediate – Friday, April 24, 2026

Pioneer Announces Acquisition of Targeted Lending Co., LLC, Launching Pioneer Specialty Financing Division

Transaction Adds Nationwide Equipment Financing Platform with approximately

$120 Million Loan Portfolio

Albany, NY – Pioneer (NASDAQ: PBFS), a leading financial institution in New York’s Capital Region, today announced it has acquired 100% of the membership interests in Targeted Lending Co., LLC, (“Targeted Lending”), an independent equipment financing company with approximately $120 million of loans on its balance sheet.

Targeted Lending, as a wholly owned subsidiary of Pioneer, will operate as Pioneer’s newly formed Specialty Financing division, expanding Pioneer's commercial lending capabilities and extending its reach into nationwide equipment finance markets. Targeted Lending through its originator-centric equipment finance platform provides financing solutions for essential, income-producing equipment, offering loans up to $400,000 to small and mid-sized businesses across diverse industries.

“Targeted Lending represents a compelling strategic fit for Pioneer and advances our More Than a Bank® strategy by diversifying our income sources and launching a new national lending division focused on financing essential business equipment,” said Thomas Amell, President and CEO of Pioneer. “This acquisition enhances our ability to deliver a more comprehensive set of financial solutions to business owners throughout their growth lifecycle, while adding a seasoned team with a scalable, performance-driven operating model and deep industry relationships.”

Brian Gallo, CEO of Targeted Lending, will lead Pioneer Specialty Financing division, along with the existing Targeted Lending management team.  The team brings more than 20 years of experience working together in equipment finance and specialty lending. The division will remain headquartered in Williamsville, New York, where the majority of Targeted Lending’s employees are based, with additional personnel located across the United States.

“Joining forces with Pioneer enables us to accelerate growth of our equipment finance platform while expanding opportunities for our clients and employees,” said Brian Gallo, CEO of Targeted Lending. “Pioneer’s stellar reputation as a financial institution and employer of choice make it an ideal partner as we continue to deliver high-quality specialty lending solutions nationwide.”

The all-cash transaction is valued at approximately $140 million in enterprise value, subject to potential adjustments for performance-based earn-out over a three-year period. The transaction closed on April 24, 2026.

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About Pioneer

Pioneer Bancorp, Inc. (“Pioneer”) is a financial holding company with more than $2 billion in assets that provides diversified financial services through its subsidiaries. Pioneer’s subsidiary, Pioneer Bank, National Association and its subsidiaries, with 23 offices in the Capital Region of New York State, offers a broad array of banking, insurance, employee benefit, human resources consulting, and wealth management services to individuals, businesses, and municipalities. Pioneer’s subsidiary Pioneer Capital Markets, Inc., is a FINRA-registered broker-dealer focused on municipal bond trading. For more information on Pioneer, please visit www.pioneerny.com.

About Targeted Lending

Targeted Lending specializes in small-ticket equipment financing, offering loans of up to $400,000 for essential business equipment and vehicles. Through its originator-centric equipment finance platform, the company delivers a commonsense credit strategy and a robust suite of technology-enabled tools that allow originators to maintain control, efficiency, and transparency throughout the transaction lifecycle. For more information, visit www.targetedlending.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” Pioneer’s ability to predict results or the actual effect of future plans or strategies, including the acquisition of Targeted Lending, is inherently uncertain. No assurance can be given that the future results covered by forward-looking statements, including Pioneer’s ability to realize the expected benefits of the acquisition of Targeted Lending, will be achieved within expected time frames or at all. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including those discussed in our annual report on Form 10-K for the year ended December 31, 2025, under the heading “Risk Factors” and other filings made with the Securities and Exchange Commission (the “SEC”), including our quarterly reports on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, Pioneer does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

For additional information contact:

Patrick J. Hughes

Executive Vice President and Chief Financial Officer

(518) 730-3025

InvestorRelations@pioneerny.com